Allianz SE
Page 6
Allianz Technology International B.V.** Netherlands
Allianz Global Corporate & Specialty SE Germany
Allianz Foundation for North America California
Allianz Europe B.V. Netherlands
Allianz Finance Corporation Delaware
Allianz Finanzbeteiligungs GmbH
74.78%
25.22%
Allianz Asset Management GmbH
Allianz Asset Management of America Holdings Inc.
AGCS International Holding B.V. Netherlands
.001%
99.999%
Allianz Mexico, S.A. Compania De Seguros Mexico
Allianz of America, Inc Delaware
20% (Common)
100% (Non-Voting Preferred)
80% (Common)
66.7%
99.8%
0.1% Managing Member
Allianz Global Risks US Insurance Company Illinois
33.3%
Allianz Renewable Energy Partners of America LLC Delaware
Allianz Reinsurance America, Inc. California
Allianz Life Insurance Company of North America Minnesota
Allianz Asset Management of America LLC Delaware
0.1%
Page 2
Page 4
Page 5
Fireman's Fund Insurance Company Illinois
Page 3
100% (Voting Common)
Allianz Reinsurance Management Services, Inc. Delaware
Allianz Renewable Energy Partners of America 2 LLC Delaware
PFP Holdings, Inc. Delaware
AZOA Services Corporation New York
Allianz Technology of America, Inc. Delaware
100% (Non-Voting Preferred)
Allianz Global Investors U.S. Holdings LLC Delaware
Allianz Capital Partners of America LLC Delaware
Allianz Global Investors Distributors LLC Delaware
Allianz Global Investors U.S. LLC Delaware
P & C Insurance Company
Life Insurance Company

** Various Non-US Intermediaries are not shown

Note: Subsidiary relationships are 100% owned except where indicated

1

As of 12/31/2021

Allianz


Allianz Global Risks US Insurance Company
Illinois
Allianz Underwriters Insurance Company
Illinois
Fireman's Fund Insurance Company
Illinois
1739908 Ontario, Inc.
Canada
Allianz Risk Consultants, LLC
California
AIM Underwriting Ltd.
Canada
Allianz Aviation Managers, LLC
Delaware
AGCS Marine Insurance Company
Illinois
Allianz Risk Transfer (Bermuda) Limited
Bermuda
Wm. H. McGee & Company. Inc.
New York
Allianz Risk Transfer, Inc.
New York
Wm. H. McGee & Company (Bermuda) LTD.
Bermuda
EF Solutions LLC
Delaware
Allianz Global Corporate & Specialty of Bermuda Limited
Bermuda
P & C Insurance Company

Note: Subsidiary relationships are 100% owned except where indicated

2

As of 12/31/2021

Fireman’s Fund Insurance Company Illinois American Associated Chicago Fireman’s Fund Interstate Fire & The American Automobile National Surety Indemnity Insurance Indemnity Casualty Insurance Insurance Corporation Corporation Company Corporation Company Company Company Illinois California Illinois New Jersey Illinois Ohio Missouri 14.28% Par Holdings Fireman’s Fund LTD Financial Bermuda Services, LLC Delaware 3 Note: Subsidiary relationships are 100% owned except where indicated As of 12/31/2021

Organization Chart


Allianz Life Insurance Company of North America (Minnesota)
AZL PF Investments, Inc. (Minnesota)
Dresdner Kleinwort Pfandbriefe Investments II, Inc. (Delaware)
Allianz Fund Investments, Inc. (Delaware)
Allianz Investment Management LLC (Minnesota)
Allianz Investment Management U.S. LLC (Minnesota)
Allianz Strategic Investments, LLC (Minnesota)
Allianz Individual Insurance Group, LLC (Minnesota)
Inforce Solutions, LLC (Georgia)
TruChoice Financial Group, LLC (Minnesota)
Allianz Life Financial Services, LLC (Minnesota)
Yorktown Financial Companies, Inc. (Indiana)
Questar Capital Corporation (Minnesota)
Questar Agency, Inc. (Minnesota)
Allianz Life Insurance Company of New York (New York)
Allianz Life Insurance Company of Missouri (Missouri)
Life Insurance Company

Note: Subsidiary relationships are 100% owned except where indicated

4

As of 12/31/2021

Allianz SE [Munich]
74.78%
Allianz Finanzbeteiligungs GmbH [Munich]
25.22%
Allianz Europe B.V. [Amsterdam]
Allianz of America, Inc. [Delaware]
Allianz Asset Management GmbH [Munich]
PIMCO Europe GmbH [Munich]
Allianz Real Estate GmbH [Munich]
Allianz Real Estate Asia Pacific Pte. Ltd. [Singapore]
Allianz Real Estate Japan GK [Japan]
Allianz Real Estate (Shanghai) Co., Ltd. [Shanghai]
Allianz Asset Management U.S. Holding II LLC [Delaware]
0.1%
Allianz Asset Management of America Holdings Inc. [Delaware]
99.8%
PFP Holdings, Inc. [Delaware]
Allianz Global Investors U.S. Holdings LLC [Delaware]
Allianz Global Investors U.S. LLC [Delaware]
Allianz Capital Partners of America LLC [Delaware]
Allianz Global Investors Distributors LLC [Delaware]
<0.1%
0.1%
Allianz Asset Management of America LLC [Delaware]
GP and >99.9%
Allianz Asset Management of America L.P. [Delaware]
2.4%
11.6%
79.1%
Units Not Held by Allianz Entities
6.9%
Pacific Investment Management Company LLC [Delaware]
99%
PIMCO Global Holdings LLC [Delaware]
1%
1%
99%
PIMCO Global Advisors LLC [Delaware]
PIMCO Canada Corp. [Nova Scotia]
PIMCO Latin America Administradora de Carteiras Ltda. [Brazil]
PIMCO Investments LLC [Delaware]
Gurtin Fixed Income Management, LLC [Delaware]
StocksPLUS Management Inc. [Delaware]
PIMCO Services LLC [Delaware]
PIMCO Global Advisors (Luxembourg) S.A. [Luxembourg]
Allianz Real Estate of America LLC [Delaware]
PGA Global Services LLC [Delaware]
PIMCO Global Advisors (Resources) LLC [Delaware]
PIMCO (Schweiz) GmbH [Switzerland]
PIMCO Australia Pty Limited [Australia]
PIMCO Australia Management Limited [Australia]
PIMCO Asia Pte Ltd [Singapore]
PIMCO Japan Ltd [BVI]
PIMCO Global Advisors (Ireland) Limited [Ireland]
PIMCO Europe Ltd [UK]
PIMCO Asia Limited [Hong Kong]
PIMCO Taiwan Limited [Taiwan (ROC)]
PIMCO Investment Management (Shanghai) Limited [Shanghai]
SEC-Registered Investment Adviser
SEC-Registered Broker-Dealer
Non-U.S. Investment Adviser
Non-U.S. Investment Adviser and Non-U.S. Broker-Dealer
Non-adviser/broker companies
SEC Exempt Reporting Adviser and Non-U.S. Investment Adviser

Excludes GP entities, funds and other investment vehicles

Note: Subsidiary relationships are 100% owned except where indicated

5

As of 12/31/2021

Allianz SE
Munich, Germany
Allianz Holding France S.A.
Paris, France
Allianz Europe B.V.
Amsterdam, Netherlands
Allianz Europe Ltd.
Amsterdam, Netherlands
A.C.I.F. Allianz Compagnia Italia Finanziamenti S.p.A.
Milan, Italy
Allianz Partners S.A.S.
Paris, France
Page 7
Euler Hermes Group
Paris, France**
Euler Hermes North America Holding, Inc.
Owings Mills, Maryland, United States
Euler Hermes North America Insurance Company
Owings Mills, Maryland, United States
Euler Hermes Services North America, LLC
Owings Mills, Maryland, United States
Euler Hermes Collections North America Company
Owings Mills, Maryland, United States
Euler Hermes Excess North America Company, LLC
Owings Mills, Maryland, United States

P & C Insurance Company

** Various Non-US Intermediaries are not shown

Note: Subsidiary relationships are 100% owned except where indicated

6

As of 12/31/2021

![Allianz]


Allianz SE
Munich, Germany
100%*
Allianz Partners S.A.S.
Paris, France (Branch Office Germany)
55%
AWP P&C S.A.
Paris, France
*
AZGA Service Canada Inc.
Canada
AWP USA Inc.
District of Columbia, USA
AZGA Insurance Agency Canada, Ltd.
Canada
Selectcare Worldwide Corporation
Canada
Jefferson Insurance Company
New York, USA
AGA Service Company
Virginia, USA
P & C Insurance Company

* Allianz Partners participations ~ 100%

Note: Various Non-US Intermediaries are not shown
Note: Subsidiary relationships are 100% owned except where indicated

7

As of 12/31/2021